EXHIBIT 21.1

LIST OF SUBSIDIARIES

Name of Subsidiary	State of Organization
American Agriculturist Services, Inc.	New York
American Mayflower Life Insurance Company of New York	New York
Assigned Settlement, Inc.	Virginia
Assocred S.A.	France
Brookfield Life Assurance Company Limited	Bermuda
California Benefits Dental Plan	California
Capital Brokerage Corporation	Washington
Centurion Capital Group Inc.	Arizona
Centurion Financial Advisers Inc.	Delaware
Centurion-Hesse Investment Management Corp.	Delaware
Centurion-Hinds Investment Management Corp.	Delaware
CFI Administrators Limited	Ireland
CFI Pension Trustees Limited	England
Consolidated Insurance Group Limited	England
Dental Holdings, Inc.	Connecticut
Ennington Properties Limited	Delaware
Federal Home Life Insurance Company	Virginia
Fee For Service, Inc.	Florida
FFRL of New Mexico, Inc.	New Mexico
FFRL Re Corp.	Virginia
FIG Ireland Limited	Ireland
Financial Assurance Company Limited	England
Financial Insurance Company Limited	England
Financial Insurance Group Services Limited	England
Financial Insurance Guernsey PCC Limited	Guernsey
Financial New Life Company Limited	England
First Colony Life Insurance Company	Virginia
Forth Financial Resources Insurance Agency of Massachusetts, Inc.	Massachusetts
Forth Financial Resources of Alabama, Inc.	Alabama
Forth Financial Resources (Hawaii), Ltd.	Hawaii
Forth Financial Resources of Oklahoma Agency, Inc.	Oklahoma
Forth Financial Resources of Texas, Inc.	Texas
GE Capital Life Assurance Company of New York	New York
GE Capital Mortgage Insurance Company (Canada)	Canada
GE Center for Financial Learning, L.L.C.	Delaware
GE Financial Assurance Mortgage Funding Corporation	Delaware
GE Financial Assurance, Compania de Seguros y Reaseguros de Vida S.A.	Spain
GE Financial Insurance, Compania de Seguros y Reaseguros S.A.	Spain
GE Financial Trust Company	Arizona
GE Group Administrators, Inc.	Delaware
GE Group Life Assurance Company	Connecticut
GE Group Retirement, Inc.	Connecticut
GE Life and Annuity Assurance Company	Virginia
GE Mortgage Contract Services, Inc.	Delaware
GE Mortgage Holdings, LLC	North Carolina
GE Mortgage Insurance (Guernsey) Limited	Guernsey
GE Mortgage Insurance Co. Pty. Ltd.	Australia
GE Mortgage Insurance Finance Holdings Pty Ltd.	Australia
GE Mortgage Insurance Finance Pty Ltd.	Australia
GE Mortgage Insurance Holdings Pty Ltd.	Australia

GE Mortgage Insurance Limited	England
GE Mortgage Reinsurance Corporation of North Carolina	North Carolina
GE Mortgage Services Limited	England
GE Mortgage Solutions Limited	England
GE Private Asset Management, Inc.	California
GE Residential Mortgage Insurance Corporation of North Carolina	North Carolina
GE Seguros del Centro, S.A. de C.V.	Mexico
GEFA International Holdings, Inc.	Delaware
GEFA Special Purpose Five, LLC	Delaware
GEFA Special Purpose Four, LLC	Delaware
GEFA Special Purpose One, LLC	Delaware
GEFA Special Purpose Six, LLC	Delaware
GEFA Special Purpose Three, LLC	Delaware
GEFA Special Purpose Two, LLC	Delaware
GEFA UK Finance Limited	England
GEFA UK Holdings Limited	England
GEMIC Holdings Company	Canada
General Electric Capital Assurance Company	Delaware
General Electric Home Equity Insurance Corporation of North Carolina	North Carolina
General Electric Mortgage Insurance Corporation	North Carolina
General Electric Mortgage Insurance Corporation of North Carolina	North Carolina
Genworth Financial Asset Management, LLC	Virginia
GFCM LLC	Delaware
GNA Corporation	Washington
GNA Distributors, Inc.	Washington
HGI Annuity Service Corporation	Delaware
Hochman & Baker, Inc.	Illinois
Hochman & Baker Insurance Services, Inc.	Illinois
Hochman & Baker Investment Advisory Services, Inc.	Illinois
Hochman & Baker Securities, Inc.	Illinois
IFN Insurance Agency, Inc.	Virginia
Jamestown Life Insurance Company	Virginia
LTC, Incorporated	Washington
Mayflower Assignment Corporation	New York
Newco Properties, Inc.	Virginia
Private Residential Mortgage Insurance Corporation	North Carolina
Professional Insurance Company	Texas
RD Plus S.A.	France
River Lake Insurance Company	South Carolina
Security Funding Corporation	Delaware
Sponsored Captive Re, Inc.	Vermont
Sub XXI, Inc.	Delaware
Terra Financial Planning Group, Ltd.	Illinois
Terra Securities Corporation	Illinois
The Terra Financial Companies, Ltd.	Illinois
UK Group Holding Company Limited	England
United Pacific Structured Settlement Company	Florida
Verex Assurance, Inc.	Wisconsin
Viking Insurance Company, Ltd.	Bermuda
WorldCover Direct Ltd.	England